INDEPENDENT AUDITORS' CONSENT




We consent to incorporation by reference into the registration statement on Form S-3 of MAX Internet Communications, Inc. of our report dated August 13, 1999, relating to the consolidated financial statements of MAX Internet Communications, Inc. and subsidiaries as of June 30, 1999 and for the years ended June 30, 1998 and 1999, which report appears in the June 30, 1999 annual report on Form 10-KSB of MAX Internet Communications, Inc.

                                                 /s/ Grant Thornton LLP
                                                 ------------------------
                                                     Grant Thornton LLP


Dallas, Texas
February 29, 2000




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